Exhibit 99.1
Microvast Reports First Quarter 2022 Financial Results
STAFFORD, TX, May 16, 2022 – Microvast Holdings, Inc. (NASDAQ:MVST) (“Microvast” or the “Company”), a technology innovator that designs, develops and manufactures lithium-ion battery solutions, today announced unaudited condensed consolidated financial results for the first quarter ended March 31, 2022 (“Q1 2022”).

“Our first quarter revenue performance exceeded our expectations and our order book looks very strong,” said Craig Webster, Microvast’s Chief Financial Officer. “Looking forward, we are focused on sales growth throughout the year, growing our multi-year order book and executing on our capacity expansion plans, which are well underway and fully funded from our cash on hand.”

“Overall, I’m pleased with the strong 145.5% revenue growth we posted in Q1 2022 and the progress we continue to make on the expansion of our international business. We had an excellent revenue quarter in the Asia Pacific region (excluding China), fueled by significant growth in India. In addition, orders from our multi-year European projects were strong across our new recently-announced battery solutions specifically designed for the commercial vehicle market,” said Sascha Kelterborn, Microvast’s President and Chief Revenue Officer.
Results for Q1 2022
Microvast generated revenue of $36.7 million in Q1 2022, compared to $14.9 million for the quarter ended March 31, 2021 (“Q1 2021”), an increase of 145.5%.
Gross profit was $13.0 thousand in Q1 2022, compared to a gross loss of $1.2 million in Q1 2021, resulting in a 8.3 percentage point improvement in gross margin from (8.3)% in Q1 2021 to 0.0% in Q1 2022. Adjusted gross profit was $1.9 million in Q1 2022, compared to adjusted gross loss of $1.2 million in Q1 2021, resulting in a 13.5 percentage point improvement in adjusted gross margin from (8.3)% in Q1 2021 to 5.2% in Q1 2022.

Operating expenses were $43.4 million in Q1 2022 compared to $11.5 million in Q1 2021. The change in operating expenses was largely due to share-based compensation expense of $26.2 million in Q1 2022 as well as increased headcount and other expenditures to support the Company’s growth initiatives and other expenses related to operating as a public company.
Net loss was $43.8 million in Q1 2022 compared to net loss of $16.3 million in Q1 2021. Adjusted EBITDA was $(23.1) million in Q1 2022 compared to adjusted EBITDA of $(6.0) million in Q1 2021. Adjusted net loss was $29.1 million in Q1 2022 compared to adjusted net loss of $12.7 million in Q1 2021.

Please refer to the tables at the end of this press release for reconciliations of adjusted gross profit to gross profit and adjusted EBITDA and adjusted net loss to net loss.
2022 Outlook

Microvast continues to expect revenue for the year ending December 31, 2022 (“FY 2022”) to grow 35% to 45% compared to the year ended December 31, 2021 (“FY 2021”); however, achievement of the Company’s revenue guidance could be impacted if the macro backdrop of increasing inflation, supply chain disruptions, conflict in Ukraine and COVID restrictions in China deteriorates further.

The Company’s backlog at the end of Q1 2022 was $120.8 million, an increase of 85.6% compared to $65.1 million at the end of Q1 2021. We are very optimistic about incoming orders during the remainder of 2022.

Capital expenditures during Q1 2022 were $41.1 million compared to $25.4 million in Q1 2021. The Company continues to expect total capital expenditures in FY 2022 to be in the range of $300.0 to $350.0 million, which will be primarily used in connection with the Company’s ongoing manufacturing capacity expansions in Huzhou, China and Clarksville, Tennessee, which are expected to begin ramping up in Q4 2022 and Q3 2023, respectively. Once completed, these expansions will add an additional 4 Gigawatt hours (“GWh”) of capacity per year in total and be primarily dedicated to our recently announced larger format battery cells.

Webcast Information
Company management will host a conference call and webcast to discuss the Company’s financial results on May 16, 2022, at 5:00 p.m. Central Daylight Time. The live webcast and accompanying slideshow presentation will be accessible from the Events & Presentations tab of Microvast’s investor relations website (https://ir.microvast.com/events-presentations/events). A replay will be available following the conclusion of the event. Investment community professionals interested in participating in the Q&A session may join the call by dialing +1 (631) 891-4304.
About Microvast
Microvast is a technology innovator that designs, develops and manufactures lithium-ion battery solutions. Microvast is renowned for its cutting-edge cell technology and its vertical integration capabilities which extend from core battery chemistry (cathode, anode, electrolyte, and separator) to modules and packs. By integrating the process from raw material to system assembly, Microvast has developed a family of products covering a breadth of market applications, including electric vehicles, energy storage and battery components. Microvast was founded in 2006 and is headquartered near Houston, Texas. For more information, please visit www.microvast.com or follow us on LinkedIn or Twitter (@microvast).
Contact:
Sarah Alexander
ir@microvast.com
+1 (346) 309-2562
Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “guidance,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Microvast’s industry and market sizes, future opportunities for Microvast and Microvast’s estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Many factors could cause actual results and the timing of events to differ materially from anticipated results or other expectations expressed in the forward-looking statements, including, among others: (1) a delay or failure to realize the expected benefits from the business combination; (2) risks of operations in the People’s Republic of China; (3) the impact of the ongoing COVID-19 pandemic; (4) the conflict between Russia and Ukraine and any restrictive actions that have been or may be taken by the United States and/or other countries in response thereto, such as sanctions or export controls; (5) risks related to cybersecurity and data privacy; (6) the impact of inflation; (7) changes in the availability and price of raw materials; (8) the highly competitive market in which Microvast competes, including with respect to its hiring abilities, our competitive landscape, technology evolution or regulatory changes; (9) changes in the markets that Microvast targets; (10) heightened awareness of environmental issues and concern about global warming and climate change; (11) the risk that Microvast may not be able to execute its growth strategies or achieve profitability; (12) the risk that Microvast is unable to secure or protect its intellectual property; (13) the risk that Microvast may experience effects from global supply chain challenges, including delays in delivering its products to its customers; (14) the risk that Microvast’s customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (15) the risk that Microvast’s customers will adjust, cancel or suspend their orders for Microvast’s products; (16) the risk that Microvast will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (17) the risk of product liability or regulatory lawsuits or proceedings relating to Microvast’s products or services; (18) the risk that Microvast may not be able to develop and maintain effective internal controls; and (19) the outcome of any legal proceedings that may be instituted against Microvast or any of its directors or officers. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission (the “SEC”) identify, address and discuss these and other factors in the sections entitled “Risk Factors.”

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. Readers are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Microvast or the date of such information in the case of information from persons other than Microvast, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Microvast’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Microvast has disclosed in this earnings release non-GAAP financial measures, including Adjusted gross profit (loss), Adjusted EBITDA and Adjusted net loss, which are non-GAAP financial measures as defined under the rules of the SEC. These are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

Reconciliations to the most comparable GAAP measures, gross profit (loss) and net income (loss), are contained in tabular form in the unaudited financial statements below. Adjusted gross profit (loss) is defined as gross profit (loss) excluding non-cash settled share-based compensation expense. Adjusted net loss is defined as net loss excluding changes in fair value of our warrant liability and convertible notes and non-cash settled share-based compensation expense. Adjusted EBITDA is defined as net loss excluding depreciation and amortization, non-cash settled share-based compensation expense, interest expense, interest income, changes in fair value of our warrant liability and convertible notes and income tax expense or benefit.

We use Adjusted gross profit (loss), Adjusted EBITDA and Adjusted net loss for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We consider them to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that these non-GAAP financial measures, when taken together with their most directly comparable GAAP measures, gross profit (loss) and net income (loss), provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.

Non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for, financial information prepared in accordance with GAAP. For example, our calculation of Adjusted EBITDA may differ from similarly titled non-GAAP measures, if any, reported by our peer companies, or our peer companies may use other measures to calculate their financial performance, and therefore our use of Adjusted EBITDA may not be directly comparable to similarly titled measures of other companies. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and, as a result, such information may be presented differently in our future filings with the SEC. For example, due to warrant liability resulting from the merger, we now exclude changes in fair value from net loss in our Adjusted EBITDA and Adjusted net loss calculation, which had not been done in prior periods.

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	December 31, 2021	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$480,931	$416,165
Restricted cash	55,178	54,568
Accounts receivable (net of allowance for credit losses of $5,005 and $5,354 as of December 31, 2021 and March 31, 2022, respectively)	88,717	79,970
Notes receivable	11,144	24,688
Inventories, net	53,424	58,081
Prepaid expenses and other current assets	17,127	19,691
Amount due from related parties	85	—
Total Current Assets	706,606	653,163
Property, plant and equipment, net	253,057	271,248
Land use rights, net	14,008	13,999
Acquired intangible assets, net	1,882	1,821
Operating lease right-of-use assets	—	18,388
Other non-current assets	19,738	40,096
Total Assets	$995,291	$998,715

Liabilities
Current liabilities:
Accounts payable	$40,408	$32,007
Advance from customers	1,526	3,601
Accrued expenses and other current liabilities	58,740	61,103
Income tax payables	666	667
Short-term bank borrowings	13,301	13,335
Notes payable	60,953	70,677
Total Current Liabilities	175,594	181,390
Long-term bonds payable	73,147	73,147
Warrant liability	1,105	1,540
Share-based compensation liability	18,925	32,884
Operating lease liabilities	—	16,146
Other non-current liabilities	39,822	36,233
Total Liabilities	$308,593	$341,340

Shareholders’ Equity
Common Stock (par value of US$0.0001 per share, 750,000,000 and 750,000,000 shares authorized as of December 31, 2021 and March 31, 2022; 300,530,516 and 300,538,640 shares issued, and 298,843,016 and 298,851,140 shares outstanding as of December 31, 2021 and March 31, 2022)	$30	$30
Additional paid-in capital	1,306,034	1,320,367
Statutory reserves	6,032	6,032
Accumulated deficit	(632,099)	(676,741)
Accumulated other comprehensive income	6,701	7,687
Total Shareholders’ Equity	686,698	657,375
Total Liabilities and Shareholders’ Equity	$995,291	$998,715

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended March 31,
	2021	2022
Revenues	$14,938	$36,668
Cost of revenues	(16,175)	(36,655)
Gross (loss)/profit	(1,237)	13
Operating expenses:
General and administrative expenses	(4,574)	(26,101)
Research and development expenses	(3,786)	(11,309)
Selling and marketing expenses	(3,156)	(5,998)
Total operating expenses	(11,516)	(43,408)
Subsidy income	1,918	137
Loss from operations	(10,835)	(43,258)
Other income and expenses:
Interest income	96	314
Interest expense	(1,846)	(796)
Loss on changes in fair value of convertible notes	(3,600)	—
Loss on changes in fair value of warrant liability	—	(435)
Other (expense)/ income, net	(5)	399
Loss before provision for income taxes	(16,190)	(43,776)
Income tax expense	(109)	—
Net loss	$(16,299)	$(43,776)
Less: Accretion of Series C1 Preferred	1,003	—
Less: Accretion of Series C2 Preferred	2,281	—
Less: Accretion of Series D1 Preferred	4,759	—
Less: Accretion for noncontrolling interests	3,971	—
Net loss attributable to Common Stock shareholders of Microvast Holdings, Inc.	$(28,313)	$(43,776)
Net loss per share attributable to Common Stock shareholders of Microvast Holdings, Inc.
Basic and diluted	$(0.29)	$(0.15)
Weighted average shares used in calculating net loss per share of common stock
Basic and diluted	99,028,297	298,843,016

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended March 31,
	2021	2022
Cash flows from operating activities
Net loss	$(16,299)	$(43,776)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of property, plant and equipment	—	12
Depreciation of property, plant and equipment	4,688	5,310
Amortization of land use right and intangible assets	188	143
Noncash lease expenses	—	557
Share-based compensation	—	28,130
Changes in fair value of warrant liability	—	435
Changes in fair value of convertible notes	3,600	—
Reversal of credit losses	(514)	(545)
Provision for obsolete inventories	218	471
Impairment loss from property, plant and equipment	258	6
Product warranty	909	2,685
Changes in operating assets and liabilities:
Notes receivable	3,681	(13,468)
Accounts receivable	13,790	8,746
Inventories	(7,374)	(4,878)
Prepaid expenses and other current assets	(2,667)	(2,586)
Amount due from/to related parties	(175)	85
Operating lease right-of-use assets	—	(18,945)
Other non-current assets	19	(51)
Notes payable	542	9,391
Accounts payable	(3,419)	(8,605)
Advance from customers	203	2,063
Accrued expenses and other liabilities	178	(6,165)
Operating lease liabilities	—	16,146
Other non-current liabilities	—	(75)
Net cash used in operating activities	(2,174)	(24,914)

Cash flows from investing activities
Purchases of property, plant and equipment	(25,429)	(41,061)
Proceeds on disposal of property, plant and equipment	—	1
Net cash used in investing activities	(25,429)	(41,060)

Cash flows from financing activities
Proceeds from borrowings	13,445	—
Repayment of bank borrowings	(12,265)	—
Loans borrowing from related parties	4,242	—
Repayment of related party loans	(4,242)	—
Loans to related party	(1,874)	—
Payment to exited noncontrolling interests	(33,047)	—
Issuance of convertible notes	57,500	—
Net cash generated from financing activities	23,759	—
Effect of exchange rate changes	474	598
Decrease in cash, cash equivalents and restricted cash	(3,370)	(65,376)
Cash, cash equivalents and restricted cash at beginning of the period	41,196	536,109
Cash, cash equivalents and restricted cash at end of the period	$37,826	$470,733

	Three Months Ended March 31,
	2021	2022
Reconciliation to amounts on consolidated balance sheets
Cash and cash equivalents	$9,633	$416,165
Restricted cash	28,193	54,568
Total cash, cash equivalents and restricted cash	$37,826	$470,733

MICROVAST HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT (LOSS) TO ADJUSTED GROSS PROFIT (LOSS)
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended March 31,
	2021	2022
Revenues	$14,938	$36,668
Cost of revenues	(16,175)	(36,655)
Gross (loss) profit (GAAP)	$(1,237)	$13
Gross margin	(8.3)%	—%

Non-cash settled share-based compensation (included in cost of revenues)	—	1,899
Adjusted gross (loss) profit (non-GAAP)	$(1,237)	$1,912
Adjusted gross margin (non-GAAP)	(8.3)%	5.2%

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended March 31,
	2021	2022
Net loss (GAAP)	$(16,299)	$(43,776)
Loss on changes in fair value of convertible notes	3,600	—
Loss on changes in fair value of warrant liability	—	435
Non-cash settled share-based compensation	—	14,257
Adjusted Net Loss (non-GAAP)	$(12,699)	$(29,084)

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended March 31,
	2021	2022
Net loss (GAAP)	$(16,299)	$(43,776)
Interest expense, net	1,750	482
Income tax expense	109	—
Depreciation and amortization	4,876	5,453
EBITDA (non-GAAP)	$(9,564)	$(37,841)
Loss on changes in fair value of convertible notes	3,600	—
Loss on changes in fair value of warrant liability	—	435
Non-cash settled share-based compensation	—	14,257
Adjusted EBITDA (non-GAAP)	$(5,964)	$(23,149)